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                                                                    Exhibit 23.1




                      Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement of Colonial Properties Trust on First Amendment to Form S-3 filed with the Securities and Exchange Commission on November 20, 1997, of our report, dated January 24, 1997, on our audits of the consolidated financial statements of Colonial Properties Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which report is included in the 1996 Annual Report incorporated by reference on Form 10-K. We also consent to the incorporation by reference in this registration statement on Form S-3 of the Historical Summaries of Revenues and Direct Operating Expenses of Acquired Properties-Riverchase Center Building 2100, Beechwood Shopping Center, Brookwood Mall, The Meadows at Trussville, and Proposed Office and Retail Merger, which reports are included in Form 8-K filed July 21, 1997, and incorporated by reference herein and the Historical Summaries of Revenues and Direct Operating Expenses of Acquired Properties--Georgia Malls and Mark Trace, which reports are included in Form 8-K filed October 30, 1997, and incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.
                                          ----------------------------
                                          Coopers & Lybrand L.L.P.


Birmingham, Alabama
November 20, 1997